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                              ARTHUR ANDERSEN LLP



                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements on Form S-3 (number 33-61223; 333-65217; and 333-72893) and on Form S-8 (number 33-44575;33-29174;
2-95271; 2-51637; 2-54043; 2-59535; 2-68747; 2-78831; 33-55083; 33-55083-01;
33-55083-02; 333-28229; 333-28229-01; 333-28229-02; 333-55717; 333-55717-01;
333-55717-02; and 333-74185) of our report dated May 12, 1999, for Centex Corporation and subsidiaries, 3333 Holding Corporation and subsidiary and Centex Development Company, L.P. and subsidiaries on Form 10-K for the fiscal year ended March 31, 1999, and to all references to our firm included in these registration statements.


                                           ARTHUR ANDERSEN LLP



Dallas, Texas,
  June 21, 1999